Exhibit 99.1

PJT Partners Inc. Reports Third Quarter 2015 Results

Highlights

•	Third quarter 2015 Total Revenues of $147.3 million compared with $79.5 million for the third quarter of 2014
o	Advisory Fees of $116.2 million compared with $53.4 million for 2014
o	Placement Fees of $27.8 million compared with $25.4 million for 2014
•

GAAP Net Income of $41.9 million and Adjusted Net Income of $47.3 million for the third quarter of 2015 compared with GAAP Net Loss of $14.2 million and Adjusted Net Income of $2.0 million for the third quarter of 2014

•	Completed spin-off from Blackstone on October 1, 2015

New York, November 12, 2015: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today reported its third quarter 2015 results. The Company’s Total Revenues were $147.3 million for the quarter compared with $79.5 million for the prior year period. The Company reported $41.9 million of GAAP Net Income for the third quarter of 2015 compared with GAAP Net Loss of $14.2 million for the prior year period. Adjusted Net Income was $47.3 million for the third quarter of 2015, up from $2.0 million from the prior year period.

Total Revenues for the nine months ended September 30, 2015 were $302.1 million compared with $252.5 million for the nine months ended September 30, 2014. GAAP Net Income was $18.8 million for the nine months ended September 30, 2015 compared with GAAP Net Loss of $48.8 million for the nine months ended September 30, 2014. Adjusted Net Income was $49.6 million for the nine months ended September 30, 2015 compared with $8.7 million for the nine months ended September 30, 2014.

Adjusted Pretax Income was $49.1 million and $52.6 million for the three and nine months ended September 30, 2015, respectively, compared with $2.7 million and $10.6 million for the three and nine months ended September 30, 2014, respectively.

Paul J. Taubman, Chairman and Chief Executive Officer, said, “PJT Partners brings together three best-in-class franchises – Strategic Advisory, Restructuring and Park Hill – providing us with the opportunity to capitalize on our deep relationships and ability to collaborate across markets and industries to deliver outstanding results. The excitement, energy and enthusiasm in creating a premier advisory-focused investment bank is clearly palpable throughout our firm and we look forward to the opportunities ahead.”

October 1, 2015 Events

The results presented reflect the historical results of the strategic advisory services, restructuring and reorganization advisory services and Park Hill Group businesses of Blackstone and therefore do not reflect the effects of our reorganization into a corporate structure, spin-off from Blackstone and combination with the PJT legacy business, all of which occurred on October 1, 2015.

The Company’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions on which it advises as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

The financial statements presented below reflect the historical results of operations of the strategic advisory services, restructuring and reorganization advisory services and Park Hill Group businesses of Blackstone. The financial information discussed below and included in this earnings release may not necessarily reflect what our financial condition, results of operations or cash flows would have been had we been a standalone company during the periods presented or what our financial condition, results of operations and cash flows may be in the future.

GAAP and As Adjusted Financial Data (Unaudited)

The following tables present selected financial data on a U.S. GAAP and As Adjusted basis for the three and nine month periods ended September 30, 2015 and 2014.

	U.S. GAAP Basis		As Adjusted (a)
	Three Months Ended September 30,
	2015	2014	2015	2014
	(Dollars in Thousands)
Revenues
Advisory Fees	$116,205	$53,409	$116,205	$53,409
Placement Fees	27,776	25,374	27,776	25,374
Interest Income and Other	3,341	742	3,341	742
Total Revenues	147,322	79,525	147,322	79,525
Expenses
Compensation and Benefits	67,060	76,623	68,432	60,992
Non-Compensation	36,401	16,546	29,779	15,883
Total Expenses	103,461	93,169	98,211	76,875
Income (Loss) Before Provision for Taxes	43,861	(13,644)	49,111	2,650
Provision for Taxes	1,971	553	1,828	643
Net Income (Loss) Attributable to PJT Partners	$41,890	$(14,197)	$47,283	$2,007

__________________________

(a)See Appendix for a reconciliation of GAAP to As Adjusted Financial Data.

	U.S. GAAP Basis		As Adjusted (a)
	Nine Months Ended September 30,
	2015	2014	2015	2014
	(Dollars in Thousands)
Revenues
Advisory Fees	$221,471	$182,912	$221,471	$182,912
Placement Fees	76,099	67,562	76,099	67,562
Interest Income and Other	4,546	1,997	4,546	1,997
Total Revenues	302,116	252,471	302,116	252,471
Expenses
Compensation and Benefits	206,820	245,601	184,855	189,690
Non-Compensation	72,563	54,160	64,615	52,171
Total Expenses	279,383	299,761	249,470	241,861
Income (Loss) Before Provision for Taxes	22,733	(47,290)	52,646	10,610
Provision for Taxes	3,973	1,527	3,067	1,917
Net Income (Loss) Attributable to PJT Partners	$18,760	$(48,817)	$49,579	$8,693

__________________________

(a)See Appendix for a reconciliation of GAAP to As Adjusted Financial Data.

Revenues

For the third quarter of 2015, Total Revenues were $147.3 million compared with $79.5 million for the third quarter of 2014, an increase of 85%. Advisory Fees were $116.2 million for the third quarter of 2015 compared with $53.4 million for the third quarter of 2014, an increase of 118%. The increase in Advisory Fees was primarily driven by significant fee realizations on a number of M&A transactions that closed during the quarter. Placement Fees increased 9% in the third quarter of 2015 to $27.8 million from $25.4 million in the third quarter of 2014.

For the nine months ended September 30, 2015, Total Revenues were $302.1 million compared with $252.5 million for the nine months ended September 30, 2014, an increase of 20%. Advisory Fees were $221.5 million for the nine months ended September 30, 2015 compared with $182.9 million for the nine months ended September 30, 2014, an increase of 21%. The increase was primarily driven by significant fee realizations on a number of M&A transactions that closed during the third quarter. Placement Fees were $76.1 million for the nine months ended September 30, 2015 compared with $67.6 million for the nine months ended September 30, 2014, an increase of 13%. The increase was primarily due to an increase in the size of transactions that closed.

Total Revenues in the fourth quarter of 2015 are expected to be in excess of $100 million, although significantly below fourth quarter 2014 Total Revenues of $149 million.

Expenses

The following tables set forth information relating to the Company’s operating expenses:

	U.S. GAAP Basis		As Adjusted (a)
	Three Months Ended September 30,
	2015	2014	2015	2014
	(Dollars in Thousands)
Expenses
Compensation and Benefits	$67,060	$76,623	$68,432	$60,992
% of Revenues	46%	96%	46%	77%
Non-Compensation	$36,401	$16,546	$29,779	$15,883
% of Revenues	25%	21%	20%	20%
Total Expenses	$103,461	$93,169	$98,211	$76,875
% of Revenues	70%	117%	67%	97%
Income (Loss) Before Provision for Taxes	$43,861	$(13,644)	$49,111	$2,650
% of Revenues	30%	-17%	33%	3%

__________________________

(a)See Appendix for a reconciliation of GAAP to As Adjusted Financial Data.

	U.S. GAAP Basis		As Adjusted (a)
	Nine Months Ended September 30,
	2015	2014	2015	2014
	(Dollars in Thousands)
Expenses
Compensation and Benefits	$206,820	$245,601	$184,855	$189,690
% of Revenues	68%	97%	61%	75%
Non-Compensation	$72,563	$54,160	$64,615	$52,171
% of Revenues	24%	21%	21%	21%
Total Expenses	$279,383	$299,761	$249,470	$241,861
% of Revenues	92%	119%	83%	96%
Income (Loss) Before Provision for Taxes	$22,733	$(47,290)	$52,646	$10,610
% of Revenues	8%	-19%	17%	4%

__________________________

(a)See Appendix for a reconciliation of GAAP to As Adjusted Financial Data.

Adjusted Compensation and Benefits expense was $68.4 million for the third quarter of 2015, or 46% of revenues, compared to $61.0 million for the third quarter of 2014, or 77% of revenues. For the nine months ended September 30, 2015, Adjusted Compensation and Benefits expense was $184.9 million, or 61% of revenues, compared to $189.7 million for the nine months ended September 30, 2014, or 75% of revenues. The overall decrease in Compensation and Benefits expense during 2015 compared to 2014 primarily resulted from a change in deferred compensation plan awards at the end of 2014 as well as a decrease in headcount.

Adjusted Non-Compensation expense increased significantly during the three and nine months ended September 30, 2015 compared to the same periods in the prior year primarily due to costs incurred in connection with the spin-off from Blackstone. Occupancy and Related expense increased primarily due to the continuation of rent expense in previous office locations during the period of transition into new office locations in New York, London and Hong Kong. Professional Fees and Communication and Information Services increased due to the build-out of corporate infrastructure. The increase in Professional Fees was also due to an increase in legal and other professional services expense incurred in connection with the spin-off.

Provision for Income Taxes

The Company’s operations have historically been included in Blackstone subsidiaries’ U.S. Federal, state and foreign tax returns. As a standalone entity, the Company’s deferred taxes and effective tax rate may differ from those in historical periods.

The GAAP provision for income taxes was $2.0 million for the third quarter of 2015 compared to $0.6 million for the third quarter of 2014. The effective tax rate for the third quarter was 4.5% compared to -4.1% for the third quarter of 2014. The effective tax rate increased in the third quarter of 2015 compared to the third quarter of 2014 due to the increase in pretax income.

The GAAP provision for income taxes was $4.0 million for the nine months ended September 30, 2015 compared to $1.5 million for the nine months ended September 30, 2014. The effective tax rate for the nine months ended September 30, 2015 was 17.5% compared to -3.2% for the nine months ended September 30, 2014. The effective tax rate increased in the nine months ended September 30, 2015 compared to the nine months ended September 30, 2014 due to the increase in pretax income.

Capital Management and Balance Sheet

As of September 30, 2015, the Company held cash and cash equivalents of $21.7 million and there was no debt on the balance sheet.

Quarterly Investor Call Details

PJT Partners will host a conference call on November 12, 2015 at 8:30 a.m. ET to discuss third quarter results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (877) 299-4492 (U.S. domestic) or +1 (617) 597‑5448 (international), passcode 542 492 80#. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), passcode 307 122 27#.

About PJT Partners

PJT Partners is a global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, restructuring and reorganization and fund placement and secondary advisory services to corporations, financial sponsors, institutional investors and governments around the world. We offer a balanced portfolio of advisory services designed to help our clients realize major corporate milestones. We also provide, through Park Hill Group, fund placement and secondary advisory services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit the company’s website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include the information concerning PJT Partners’ possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, benefits resulting from the separation of PJT Partners from Blackstone and its combination with PJT Capital LP, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in such forward-looking statements. You should not put undue reliance on any forward-looking statements contained herein. PJT Partners undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

The risk factors discussed in the “Risk Factors” section of PJT Partners’ Information Statement, as filed with the Securities and Exchange Commission on September 2, 2015, as well as the other filings of PJT Partners with the Securities and Exchange Commission, could cause the results of PJT Partners to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that PJT Partners is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the results of PJT Partners to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measure

We believe Adjusted Net Income is a key performance measure of value creation, a benchmark of performance and a key indicator in making resource allocation and compensation decisions. We believe that the Adjusted Net Income measure, and adjustments thereto, when presented in conjunction with comparable GAAP measures, is useful to investors to understand the Company’s operating results by removing the significant accounting impact of equity-based compensation charges and amortization of intangible assets associated with Blackstone’s IPO. This measure should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP results to Adjusted Net Income is presented in the Appendix.

In the interest of limiting the adjustments to GAAP results reflected in Adjusted Net Income to only the most significant items, the Company amended its definition of Adjusted Net Income in the third quarter of 2015 to no longer exclude transaction-related expenses associated with the spin-off. Adjusted Net Income amounts presented for prior periods have been conformed to this presentation.

Investor Relations Contact

Sharon Pearson PJT Partners Inc. Tel: +1 (212) 364-7120 pearson@pjtpartners.com

Media Contact

Steve Frankel / Jonathan Keehner / Julie Oakes

Joele Frank, Wilkinson Brimmer Katcher

Tel: +1 (212) 355-4449

Appendix

GAAP Condensed Combined Statements of Operations (unaudited)

Reconciliation of GAAP to As Adjusted Financial Data (unaudited)

PJT Partners Inc.

GAAP Condensed Combined Statements of Operations (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Dollars in Thousands)
Revenues
Advisory Fees	$116,205	$53,409	$221,471	$182,912
Placement Fees	27,776	25,374	76,099	67,562
Interest Income and Other	3,341	742	4,546	1,997
Total Revenues	147,322	79,525	302,116	252,471
Expenses
Compensation and Benefits	67,060	76,623	206,820	245,601
Occupancy and Related	10,539	6,330	24,583	18,691
Travel and Related	4,029	2,816	10,388	8,678
Professional Fees	8,744	2,486	14,280	7,497
Communications and Information Services	2,824	1,646	5,991	5,021
Depreciation and Amortization	7,810	1,786	10,845	6,094
Other Expenses	2,455	1,482	6,476	8,179
Total Expenses	103,461	93,169	279,383	299,761
Income (Loss) Before Provision for Taxes	43,861	(13,644)	22,733	(47,290)
Provision for Taxes	1,971	553	3,973	1,527
Net Income (Loss) Attributable to PJT Partners	$41,890	$(14,197)	$18,760	$(48,817)

PJT Partners Inc.

Reconciliation of GAAP to As Adjusted Financial Data (unaudited)

The following is a reconciliation of GAAP Compensation and Benefits Expense to Adjusted Compensation and Benefits Expense:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Dollars in Thousands)
GAAP Compensation and Benefits Expense	$67,060	$76,623	$206,820	$245,601
Adjustments
Transaction-Related Compensation Expense (a)	1,372	(15,631)	(21,965)	(55,911)
Adjusted Compensation and Benefits Expense	$68,432	$60,992	$184,855	$189,690

The following is a reconciliation of GAAP Non-Compensation Expense to Adjusted Non-Compensation Expense:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Dollars in Thousands)
GAAP Non-Compensation Expense	$36,401	$16,546	$72,563	$54,160
Adjustments
Amortization of Intangible Assets (b)	(6,622)	(663)	(7,948)	(1,989)
Adjusted Non-Compensation Expense	$29,779	$15,883	$64,615	$52,171

The following is a reconciliation of GAAP Income (Loss) Before Provision for Taxes to Adjusted Net Income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Dollars in Thousands)
Net Income (Loss) Attributable to PJT Partners	$41,890	$(14,197)	$18,760	$(48,817)
Provision for Taxes	1,971	553	3,973	1,527
Income (Loss) Before Provision for Taxes	43,861	(13,644)	22,733	(47,290)
Adjustments
Compensation and Benefits (a)	(1,372)	15,631	21,965	55,911
Depreciation and Amortization (b)	6,622	663	7,948	1,989
Adjusted Pretax Income	49,111	2,650	52,646	10,610
Taxes (c)	1,828	643	3,067	1,917
Adjusted Net Income	$47,283	$2,007	$49,579	$8,693

__________________________

(a)

This adjustment adds back to Income (Loss) Before Provision for Taxes amounts for Compensation and Benefits, which includes principally equity-based compensation charges associated with Blackstone’s IPO and special equity awards from reissued IPO units. This adjustment primarily relates to equity-based compensation charges associated with the vesting during the periods presented of awards granted and re-issued in connection with the Blackstone IPO in 2007. These awards have vested in the period from 2007 through the second quarter of 2015. During the third quarter of 2015, the previously established estimate for severance liability incurred in connection with the spin-off was reduced.

(b)

This adjustment adds back to Income (Loss) Before Provision for Taxes amounts for the amortization of intangible assets which are associated with Blackstone’s IPO and for the non-recurring non-cash charge associated with the impairment of certain intangible assets during the third quarter of 2015.

(c)	Taxes represent the total GAAP tax provision adjusted to include only the current tax provision calculated on Income (Loss) Before Provision for Taxes.